Exhibit 4.1

SUBSCRIPTION AGREEMENT

The Board of Directors
Recycle Tech, Inc.
7393 West 44th Ave.
Wheat Ridge, Colorado 80033

Re:       Acquisition of Securities of Recycle Tech, Inc. a Colorado corporation
(the "Company")

Gentlemen:

A.            Subscription

The undersigned hereby subscribes for Common Shares (the "Shares") in the Company according to the terms set forth herein and the terms of that certain Form RL Disclosure Statement dated  July 27, 2005.

B.            Subscriber's Representations and Warranties.

The undersigned hereby represents and warrants as follows:

1.            Warranties.  In connection with your offer of Shares, I represent and warrant that I am over the age of 21 years; have had an opportunity to ask questions of the principals or representatives of the Company; that I, individually or together with others on whom I rely, have such knowledge and experience in financial and business affairs that I have the capability of evaluating the merits and risks of my investment in the Company; that I am financially responsible and able to meet my obligations hereunder and acknowledge that this investment is by its nature speculative; that you have made all disclosure and documents pertaining to this investment available to me and, where requested, to my attorney, accountant and investment adviser; and that I will not sell my Shares without registration under the Securities Act of 1933 or exemption therefrom.

2.            Suitability.  I represent that I either have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of my investment in the Company or, together with the purchaser representative, if any, named below, have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of my investment in the Company; that I relied on my own legal counsel or elected not to rely on my counsel despite the Company's recommendation that I rely on my own legal counsel; and that I am able to bear the economic risk of such investment.

3.            Representations by the Company. No representations and warranties, oral or otherwise, have been made to the undersigned by the Company or any agent, employee or affiliate of the Company, or any other person whether or not associated with this Offering and in entering into this transaction, the undersigned is not relying upon any information other than that contained in the results of his own investigation.

4.            Risk. The undersigned understands that an investment in the Company involves substantial risks.

5.            Residency Declaration. The undersigned represents and warrants that he is a legal resident of the State of Colorado.

6.            Restrictions on Transferability, and Registration. The undersigned understands that the Shares which have been offered are being sold pursuant to an exemption from registration under the Securities Act of 1933, as amended, utilizing Rule 504 thereof and registration under Colorado law utilizing a Form RL Disclosure Document. The undersigned further understands that any transfers to residents outside the State of Colorado must be made pursuant to registration or an exemption from registration in the transferee's state.

7.            Agency Determination. No federal or state agency has made any determination as to the fairness of the offering for investment purposes, or any recommendations or endorsement of the Shares.

C.            Miscellaneous.

1.            This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

2.            This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. The provisions of this Agreement may not be modified or waived except in writing.

3.            The headings contained in this Agreement are for convenient reference only, and they shall not limit or otherwise affect the interpretation of any term or provision hereof.

D.            Subscription for Shares

Number of Shares subscribed for:
Total Payment enclosed: $ .

(Please make check payable to Community Banks of Colorado, Escrow Agent for Recycle Tech, Inc.)

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IN WITNESS WHEREOF, the undersigned has executed this Agreement this   day of  , 2005.

Signature(s)

Name(s) of Subscriber(s)

Address

Social Security or Tax I.D. No.

Purchaser Representative (if any)

Name and Address

ACCEPTANCE

The foregoing subscription is hereby accepted and receipt of payment is hereby acknowledged with respect to Shares.

Dated:

Recycle Tech, Inc.

By_______________________________
Authorized Officer